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                                                                   EXHIBIT 10.43

                        RESTRICTED STOCK AWARD AGREEMENT
                                    under the
                             RENAL CARE GROUP, INC.
                            1996 STOCK INCENTIVE PLAN



                        Grantee: Harry R. Jacobson, M.D.

                             Number of Shares: 8,750

                    Effective Date of Grant: January 25, 1999

       1. Consulting Arrangement. The Grantee named above (the "Grantee") and Renal Care Group, Inc., a Delaware corporation (the "Corporation"), have a consulting arrangement (the "Consulting Arrangement") pursuant to which the Grantee provides financial advisory services, investor relations services and certain other consulting services for the Corporation.

       2. Grant of Shares. In further consideration of the consulting services provided under the Consulting Arrangement, and subject to the restrictions and other terms and conditions set forth in this Agreement (this "Agreement"), the Corporation hereby grants to the Grantee, under the Renal Care Group, Inc. Amended and Restated 1996 Stock Incentive Plan (the "Plan"), the number of shares indicated above of the Corporation's $0.01 par value common stock (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

       3. Restrictions. The Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered unless and until such restriction has expired as provided in Section 4 hereof. Any Shares as to which such restriction has not yet expired are referred to herein as the "Restricted Shares."

       If the Consulting Arrangement terminates for any reason other than as set forth in any of paragraphs (b) through (d) of Section 4 hereof, then the Grantee shall forfeit all of the Grantee's right, title and interest in and to the Restricted Shares.

       The restrictions imposed under this Section shall apply to all shares of capital stock or other securities that may be issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Corporation.

       4. Expiration and Termination of Restrictions. The restrictions imposed under Section 3 will expire on the earliest to occur of the following:

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                           (a) As to the following numbers of Restricted Shares
         awarded hereunder (adjusted proportionately in the event of any change in the total numbers of Restricted Shares) on the following respective dates:

                                                        Date of Termination
                Number of Shares                          of Restrictions
                ----------------                        -------------------
                      8,750                               January 25, 2004


                           (b) On the first day of the calendar month next following the Grantee's death or a determination that the Consulting Arrangement must be terminated due to the Grantee's Disability; or

                           (c) If in the sole discretion of the Committee, (i) the Grantee terminates the Consulting Arrangement for good reason; or
         (ii) the Corporation terminates the Consulting Arrangement without cause; or

                           (d) On the date of any acceleration of vesting in accordance with Article 9 of the Plan.

       5. Delivery of Shares. The Shares will be issued in the name of the Grantee as Restricted Stock and will be held by the Corporation during the Restricted Period. Stock certificates shall be delivered as soon as practicable after vesting of the Shares, but may be postponed for such period as may be required for the Corporation with reasonable diligence to comply if deemed advisable by the Corporation, with registration requirements under the Securities Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

       6. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during the Restricted Period.

       7. Restrictions on Transfer and Pledge. The Restricted Shares may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Subsidiary, or be subject to any lien, obligation, or liability of the Grantee to any other party other than the Corporation or a Subsidiary. The Restricted Shares are not assignable or transferable by the Grantee other than by will or the laws of descent and distribution.

       8. No Right of Continued Services or Compensation. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Consulting Arrangement.

       9. Amendment. This Agreement may not be amended except in writing, signed by the parties hereto, provided that the Plan may be amended in the manner provided in the Plan.


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       10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

       11. Successors. This Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Agreement and the Plan.

       12. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

       13. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.
Notices to the Corporation must be addressed to:

              Renal Care Group, Inc.
              2100 West End Avenue, Suite 800
              Nashville, Tennessee 37203
              Attn:  Chief Financial Officer and General Counsel

or any other address designated by the Corporation in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Corporation, or at any other address given by the Grantee in a written notice to the Corporation.


    [the remainder of this page intentionally left blank, signatures follow]


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       IN WITNESS WHEREOF, Renal Care Group, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Grantee has executed this Agreement, all as of the day and year first above written.

                                     Renal Care Group, Inc.


                                     By:   /s/ Sam A. Brooks
                                        ------------------------
                                     Title:    President
                                           ---------------------


       I hereby accept the above Shares grant in accordance with and subject to the terms and conditions set forth above.

       I agree that any shares of common stock received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws.


                                     GRANTEE:



                                              /s/ Harry R. Jacobson, M.D.
                                     ------------------------------------
                                     Print Name:  Harry R. Jacobson, M.D.
                                                -------------------------




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